Exhibit 2.1

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment to Agreement and Plan of Merger (this “Second Amendment”) is made and entered into as of December 8, 2025, by and among (i) Melar Acquisition Corp. I, a Cayman Islands exempted company (together with its successors “SPAC”), (ii) Everli Global Inc., a Nevada corporation (together with its successors, the “Company”), (iii) Melar Acquisition Sponsor I LLC, a Delaware limited liability company (the “SPAC Representative”), and (iv) Salvatore Palella (the “Escrowed Seller”, and together with the SPAC Representative, the “Escrow Parties”).

WHEREAS, SPAC, the Company, the Escrow Parties, and MAC I Merger Sub Inc., a Nevada corporation, are parties to that certain Agreement and Plan of Merger, dated July 30, 2025 (the “Original Agreement”),

WHEREAS, the Original Agreement, was amended by that certain First Amendment to Agreement and Plan of Meger, dated October 2, 2025 (the “First Amendment”, the Original Agreement as amended by the First Amendment is referred to herein as, the “Amended Agreement”, and as further amended, including by this Second Amendment, the “Merger Agreement”);

WHEREAS, Section 9.10 of the Merger Agreement permits amendment of the Merger Agreement by execution of a written instrument signed by each of SPAC, the Company, and the Escrow Parties; and

WHEREAS, SPAC, the Company, and the Escrow Parties desire to further amend the Amended Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

2. Amendment to Amended Agreement. The Amended Agreement is hereby amended and modified in the following manner:

Section 5.4 (1) of the Merger Agreement is hereby amended by deleting the words “November 30, 2025” and replacing them with “January 16, 2026”.

3. Ratification; Miscellaneous. Except as expressly modified by this Second Amendment, the Amended Agreement remains unchanged and in full force and effect in its entirety and is hereby ratified and confirmed in all respects. This Second Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Merger Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Whenever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Amended Agreement as further amended by this Second Amendment. The Amended Agreement, as amended by this Second Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Merger Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Amended Agreement is materially different from or inconsistent with any provision of this Second Amendment, the provision of this Second Amendment shall control, and the provision of the Amended Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 9.1 through 9.11, and 9.13 through 9.15 of the Merger Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Second Amendment as if all references to the “Agreement” contained therein were instead references to this Second Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party hereto has caused this Second Amendment to be duly executed as of the date first written above.

SPAC:

MELAR ACQUISITION CORP. I

By:	/s/ Gautam Ivatury
Name: Gautam Ivatury
Title: Chief Executive Officer

The Company:

EVERLI GLOBAL INC.

By:	/s/ Salvatore Palella
Name: Salvatore Palella
Title: Chief Executive Officer

The SPAC Representative:

MELAR ACQUISITION SPONSOR I LLC, solely in the capacity as the SPAC Representative under the Merger Agreement

By:	/s/ Gautam Ivatury
Name: Gautam Ivatury
Title: Chief Executive Officer

The Escrowed Seller:

/s/ Salvatore Palella
Salvatore Palella

[Signature Page to Second Amendment to Agreement and Plan of Merger]